EXHIBIT 99.1

NEWS

FOR FURTHER INFORMATION CONTACT:

Deborah S. Lorenz

Vice President, Investor Relations and

Corporate Communications

Lipid Sciences, Inc.

925-249-4031

dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE:

December 27, 2007

LIPID SCIENCES’ REQUEST TO LIST ON NASDAQ CAPITAL MARKET APPROVED

PLEASANTON, Calif., December 27, 2007 — Lipid Sciences, Inc. (Nasdaq:LIPD) announced today that it has received approval from the Nasdaq Listing Qualifications Staff to transfer the listing of its common stock to the Nasdaq Capital Market from the Nasdaq Global Market.  The transfer is effective as of the opening of the Market on December 28, 2007.  The Company continues to be listed and traded under the symbol LIPD.

The Nasdaq Capital Market is a continuous trading market that operates in the same manner as the Nasdaq Global Market.  The Nasdaq Capital Market includes the securities of over 500 companies covering a range of market capitalization up to approximately $4 billion.  All companies listed on the Nasdaq Capital Market must meet certain financial requirements, including a $2.5 million minimum stockholders’ equity or $35 million minimum market capitalization, and adhere to Nasdaq’s corporate governance standards.

Lipid Sciences, Inc. is a development-stage biotechnology company engaged in the research and development of products and processes intended to treat major medical indications, in which lipids, or fat components, play a key role.  The Company’s HDL Therapy platform (HDL Mimetic Peptides and HDL Selective Delipidation) aims to develop treatments to reverse atherosclerosis, a systemic disease of the blood vessels caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries.  Regression of such plaques may have a major impact on reducing the risk of acute coronary events.  The Company’s Viral Immunotherapy platform focuses on the removal of the lipid coatings from lipid-enveloped viruses and other lipid-containing infectious agents by applying Lipid Sciences’ proprietary delipidation technologies.  The Company believes that removing the virus’ protective lipid coating enhances the processing and presentation of viral proteins to stimulate the body’s immune system to effectively fight the disease.  Conditions that could potentially be impacted by these technologies include HIV, Hepatitis B and Hepatitis C, West Nile, SARS, influenza, and a broad range of animal health applications.

Forward-Looking Statements:  This release contains forward-looking statements concerning plans, objectives, goals, strategies, study results, anticipations, expectations, future events or performance as well as all other statements that are not statements of historical fact.  The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release.  Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements.  Readers should refer to the documents filed by us with the SEC, specifically the most recent reports on

Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  In addition to those risk factors, other factors that could cause actual results to differ materially include the following:  Our inability to obtain adequate funds; the significant losses we have incurred to date, and our expectation that we will incur substantial losses in the future; the failure of our technologies to prove safe or effective; our inability to obtain regulatory approval for our technologies, which are only in the clinical development stage; delay or failure to complete pre-clinical animal studies or clinical trials; our dependence on our license agreement with Aruba International B.V.; our reliance on collaborations with strategic partners and consultants; competition in our industry, including the development of new products by others that may provide alternative or better therapies; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; acceptance of our potential products by healthcare providers and patients; our exposure to product liability claims; and our dependence on key personnel.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q.  Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.  Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.

Press releases for Lipid Sciences, Inc. are available on our website: www.lipidsciences.com.  If you would like to receive our press releases via email, please contact: info@lipidsciences.com.